     As filed with the Securities and Exchange Commission on September ______, 1999.
                                                      Registration No.


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            _______________________

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            _______________________

                              CONSOL ENERGY INC.
            (Exact name of registrant as specified in its charter)

                Delaware                                  51-0337383
      (State or other jurisdiction of      (I.R.S. Employer Identification No.)
       incorporation or organization)

      300 Delaware Avenue
           Suite 567
      Wilmington, Delaware                                19801-1622
(Address of Principal Executive Offices)                  (Zip Code)


                   CONSOL Energy Inc. Equity Incentive Plan
                           (Full title of the plan)

                            Daniel L. Fassio, Esq.
                         Vice President and Secretary
                                c/o CONSOL INC.
                      Consol Plaza, 1800 Washington Road
                        Pittsburgh, Pennsylvania 15241
                    (Name and address of agent for service)

                                (412) 831-4000
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
==================================================================================================
                                                  Proposed        Proposed
                                                  Maximum          Maximum
                               Amount to          Offering        Aggregate          Amount of
   Title of Securities             be            Price per        Offering        Registration
     to be Registered          Registered        Share (1)          Price               Fee
--------------------------------------------------------------------------------------------------
Common Stock, Par
Value $.01 (2)............       3,250,000        $13.2500        $43,062,500       $11,971.38
==================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"). The Proposed Maximum Offering Price is based on the average of the high and low sale prices of the Common Stock of the Registrant as reported on the New York Stock Exchange on September 20, 1999.

(2) This Registration Statement covers an indeterminate number of additional shares which may become subject to options as a result of the adjustment provisions of the plan and agreements. The registration fee is calculated only on the stated number of shares.

                               EXPLANATORY NOTE

     This Registration Statement is intended to register shares to be issued and sold pursuant to the CONSOL Energy Inc. Equity Incentive Plan (the "Equity Incentive Plan"). Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 to be contained in a Section 10(a) prospectus to be distributed to each optionee is not being filed with the Securities and Exchange Commission. Part II contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following information filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

          1. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          2. The Registrant's final prospectus filed with the Commission on April 29, 1999 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act").

          3. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to the Exchange Act.

          In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

          Not applicable; the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

          None.

Item 6. Indemnification of Directors and Officers.

          Pursuant to the Certificate of Incorporation of the Registrant, each director of the Registrant will be held harmless from personal liability for breach of fiduciary duty as a director, except for liability arising from (i) breach of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) acts under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which a director derives an improper personal benefit.

          CONSOL Energy's By-laws also provide that any present or prior director, officer, employee or agent of CONSOL Energy shall be indemnified by CONSOL Energy as of right to the full extent permitted by the Delaware General Corporation Law against any liability, cost or expense asserted against and incurred by such person by reason of his serving in such capacity. This right to indemnification includes the right to be paid the expenses incurred in defending any action, suit or proceeding in advance of its final disposition.

Item 7. Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

          The exhibits filed as part of this Registration Statement are as follows:

     Exhibit No.         Description
     -----------         -----------

          4.1 CONSOL Energy Equity Incentive Plan (Incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 (Registration No. 333-68987) declared effective on April 28, 1999).

          5.1            Opinion of Paul, Hastings, Janofsky & Walker LLP.

         23.1            Consent of Ernst & Young LLP.

         23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (contained in Exhibit 5.1).

         24.1 Power of Attorney (contained on the Signature Page of this Registration Statement).

Item 9. Undertakings.

        The undersigned Registrant hereby undertakes:

        A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest quarterly report, to option holders that is incorporated by reference in this registration statement and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Registration S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the registration statement to provide such interim financial information.

        D. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 17, 1999.


                                  CONSOL ENERGY INC.
                                  (Registrant)



                                  By:  /s/ J. Brett Harvey
                                     -----------------------------------------
                                      J. BRETT HARVEY, PRESIDENT

                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel L. Fassio as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- or post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                       Title                          Date
    ---------                       -----                          ----

/s/ J. Brett Harvey         Director, President and          September 17, 1999
-------------------------
J. BRETT HARVEY             Chief Executive Officer
                            (Principal Executive Officer)


/s/ Michael F. Nemser       Vice President and Chief         September 17, 1999
-------------------------
MICHAEL F. NEMSER           Financial Officer
                            (Principal Financial Officer)


/s/ William J. Lyons        Vice President and Controller    September 17, 1999
-------------------------
WILLIAM J. LYONS            (Principal Accounting Officer)



/s/ John L. Whitmire        Chairman of the Board of         September 17, 1999
-------------------------
JOHN L. WHITMIRE            Directors



/s/ Philip W. Baxter        Director                         September 17, 1999
-------------------------
PHILIP W. BAXTER


/s/ Berthold Bonekamp       Director                         September 17, 1999
-------------------------
BERTHOLD BONEKAMP


/s/ Bernd J. Breloer        Director                         September 17, 1999
-------------------------
BERND J. BRELOER


/s/ B. R. Brown             Director                         September 17, 1999
-------------------------
B. R. BROWN

/s/ Dieter Henning            Director                      September 17, 1999
-------------------------
DR. DIETER HENNING


/s/ Rolf Zimmernmann          Director                      September 17, 1999
-------------------------
DR. ROLF ZIMMERMANN